Exhibit 99.1

Byrna Technologies Reports Fiscal Second Quarter 2025 Results

Q2 Revenue Grows 41% Year-Over-Year to a Record $28.5 Million as Byrna Introduces New Compact Launcher and Increases Dealer Sales 106% Over Prior Year on the Back of the Sportsman’s Warehouse Partnership

ANDOVER, Mass., July 10, 2025 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported select financial results for its fiscal second quarter ended May 31, 2025.

Fiscal Second Quarter 2025 and Recent Operational Highlights

●

Launched the Byrna Compact Launcher (CL), a 38% smaller launcher than the flagship Byrna SD that delivers the same force per square inch as the Byrna LE. The CL is now available for purchase on Amazon and is featured in Amazon’s Prime Day sales event from July 8-11, 2025.

●	Expanded Byrna’s store-within-a-store concept with Sportsman’s Warehouse, now operating in 12 stores with an additional 10 stores expected to open in the third quarter.
●

Successfully ramping company-owned retail locations launched earlier this year. Byrna’s five locations combined averaged $69,000 in sales during May. Notably, the Scottsdale location reached a sales run rate comparable to Byrna’s long-established Las Vegas store within just a few months of opening.

●	Added Tucker Carlson to the roster of celebrity influencers to amplify brand awareness and promote the normalization of less-lethal solutions.

Fiscal Second Quarter 2025 Financial Results

Results compare the fiscal second quarter ended May 31, 2025 (“Q2 2025”) to the fiscal second quarter ended May 31, 2024 (“Q2 2024”) unless otherwise indicated.

Net revenue for Q2 2025 grew 41% year-over-year to $28.5 million from $20.3 million in Q2 2024. The strong year-over-year growth was primarily attributable to the launch of the CL, increased dealer sales, and broader brand adoption.

Gross profit for Q2 2025 increased to $17.6 million (62% of net revenue) from $12.6 million (62% of net revenue) in Q2 2024, reflecting the strong increase in sales. The introduction of the CL contributed to a favorable product sales mix that offset any decrease due to a change in channel mix which resulted in stronger dealer sales.

Operating expenses for Q2 2025 were $14.2 million, compared to $10.6 million for Q2 2024. The increase was primarily due to higher variable selling expenses, payroll costs, and increased discretionary marketing spend.

Net income for Q2 2025 was $2.4 million, an increase from $2.1 million for Q2 2024, driven by an overall increase in product sales which was partially offset with higher income tax expense for the quarter.

Adjusted EBITDA1, a non-GAAP metric reconciled below, for Q2 2025 totaled $4.3 million, compared to $2.8 million in Q2 2024.

Cash, cash equivalents and marketable securities at May 31, 2025 totaled $13.0 million compared to $25.7 million at November 30, 2024. The decrease reflects the planned increase in inventory ahead of the Compact Launcher release and normal seasonal working capital movements. Inventory at May 31, 2025 totaled $32.3 million, compared to $20.0 million at November 30, 2024. The Company has no current or long-term debt.

Management Commentary

Byrna CEO Bryan Ganz stated: “The launch of the Byrna CL in May helped us deliver a record $28.5 million in revenue for the second quarter. Despite overall softness in consumer spending, our focused marketing and retail expansion strategies allowed us to continue growing our total addressable market and reach new milestones. Looking ahead, we expect that the CL will be a larger part of our sales mix, especially now that it is available to customers on Amazon.

“Our dealer channel is also becoming a larger percentage of total sales, increasing 106% in the second quarter, supported by our partnership with Sportsman’s Warehouse. We’ve successfully rolled out the first 12 store-within-a-store locations and plan to add another 10 stores in the third quarter in addition to 38 stores with a point of sale display.

“Our company-owned stores continue to outperform expectations, with five locations collectively averaging $69,000 in sales during May. Our Scottsdale location, which has only been open for a few months, is already performing at levels similar to our longstanding retail store in Las Vegas. We believe our company-owned stores will continue to perform well and become strong contributors as we further increase local and national brand awareness.

“On the marketing front, we continue to diversify our approach. We recently added Tucker Carlson to our roster of celebrity influencers, and while it is still early, initial web traffic trends have been encouraging. Additionally, we’ve begun integrating AI tools into our content production, which is already helping us accelerate creative testing and expand our marketing reach.

“Operationally, we have adjusted production to align with current demand following the CL launch and elevated inventory build. Ahead of the CL debut, production was running heavy in an effort to prepare for the launch. We are now producing at a steady state pace of 15,000 units per month and have implemented a more efficient assembly structure that allows us to maintain output with a smaller, more agile workforce.

“Looking ahead, we expect consumer sentiment to remain subdued, which may continue to limit near-term revenue upside. However, we are confident that the growing momentum of the CL and our expanding retail presence position us well to deliver strong year-over-year growth in the second half of the year. We also expect our cash position to increase as our heightened inventory levels normalize over the coming quarters. While the third quarter is typically a seasonally slower period for Byrna, we remain focused on executing against our operational priorities, expanding market awareness, and setting the stage for a strong finish to the year.”

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

Conference Call

The Company’s management will host a conference call today, July 10, 2025, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Dial-In: 877-709-8150

International Dial-In: +1 201-689-8354

Confirmation: 13754369

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® CL, Byrna® LE and Byrna® SD personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to our expected sales during the second half of fiscal year 2025, the expected expansion of Byrna’s store-within-a-store partnership with Sportsman’s Warehouse, expected sales trends for the Byrna CL, Byrna’s expectations regarding sales at its retail stores, benefits from new marketing partnerships, the expected benefits from AI integration with manufacturing and testing, the expected benefits from a leaner workforce, expectations regarding consumer sentiment and seasonal sales variations, and potential increases in our cash position. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution disruption or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased transportation costs or interruptions, including due to weather, flooding or fires; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company’s products; determinations by advertisers or social media platforms, or legislation that prevents or limits marketing of some or all Byrna products; the loss of marketing partners; increases in marketing expenditure may not yield expected revenue increases; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design or manufacturing defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations and the implementation or change in tariffs; and future restrictions on the Company’s cash resources, increased costs and other events that could potentially reduce demand for the Company’s products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company’s most recent Form 10-K and Part II, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-Q, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com

-Financial Tables to Follow-

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	May 31		May 31
	2025	2024	2025	2024
Net revenue	$28,505	$20,269	$54,695	$36,923
Cost of goods sold	10,941	7,709	21,207	14,724
Gross profit	17,564	12,560	33,488	22,199
Operating expenses	14,238	10,647	28,466	20,450
INCOME FROM OPERATIONS	3,326	1,913	5,022	1,749
OTHER INCOME (EXPENSE)
Foreign currency transaction loss	(135)	(220)	(215)	(279)
Interest income	116	323	303	604
Income from joint venture	-	62	-	20
Other income	18	2	17	3
INCOME BEFORE INCOME TAXES	3,325	2,080	5,127	2,097
Income tax expense	(898)	(3)	(1,038)	(3)
NET INCOME (LOSS)	$2,427	$2,077	$4,089	$2,094

Foreign currency translation adjustment for the period	76	144	(54)	29
Unrealized gain on marketable securities	17	-	77	-
COMPREHENSIVE INCOME (LOSS)	$2,520	$2,221	$4,112	$2,123

Basic net income (loss) per share	$0.11	$0.09	$0.18	$0.09
Diluted net income (loss) per share	$0.10	$0.09	$0.17	$0.09

Weighted-average number of common shares outstanding - basic	22,668,546	22,728,500	22,628,270	22,383,769
Weighted-average number of common shares outstanding - diluted	23,951,297	23,731,076	24,021,948	22,942,530

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	May 31	November 30,
	2025	2024
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$7,001	$16,829
Marketable Securities	5,984	8,904
Accounts receivable, net	6,536	2,630
Inventory, net	32,286	19,972
Prepaid expenses and other current assets	3,931	2,623
Total current assets	55,738	50,958
LONG TERM ASSETS
Deposits for equipment	1,981	2,665
Right-of-use-asset, net	2,262	2,452
Property and equipment, net	6,844	3,408
Intangible assets, net	3,215	3,337
Goodwill	2,258	2,258
Deferred tax asset	4,797	5,837
Other assets	355	1,007
TOTAL ASSETS	$77,450	$71,922

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$14,377	$13,108
Operating lease liabilities, current	652	539
Deferred revenue, current	335	1,791
Total current liabilities	15,364	15,438
LONG TERM LIABILITIES
Deferred revenue, non-current	15	17
Operating lease liabilities, non-current	1,935	2,098
Total liabilities	17,314	17,553

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	25	25
Additional paid-in capital	134,739	133,029
Treasury stock	(21,308)	(21,253)
Accumulated deficit	(52,694)	(56,783)
Accumulated other comprehensive loss	(626)	(649)

Total Stockholders’ Equity	60,136	54,369

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$77,450	$71,922

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (I) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss, and (vi) one time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended		For the Six Months Ended
	May 31		May 31
	2025	2024	2025	2024
Net Income (Loss)	$2,427	$2,077	$4,089	$2,094

Adjustments:
Interest income	(116)	(323)	(303)	(604)
Income tax expense	898	3	1,038	3
Depreciation and amortization	252	165	437	335
Non-GAAP EBITDA	$3,461	$1,922	$5,261	$1,828

Stock-based compensation expense	723	858	1,562	1,796
Severance/Separation/Officer recruiting	116		246	175
Non-GAAP adjusted EBITDA	$4,300	$2,780	$7,069	$3,799